Exhibit 10.1

SECURED CONSTRUCTION
LOAN AGREEMENT

THIS SECURED CONSTRUCTION LOAN AGREEMENT (“Loan Agreement”) is entered into as of the 17th day of December, 2012, by and between CENTENNIAL BANK (“Lender”) and EVITTS RESORT, LLC (“Borrower”).

WHEREAS, Borrower is the owner a leasehold interest in certain real property located in Allegany County, Maryland, upon which Borrower owns and desires to renovate an existing hotel, convention center and golf course and construct a casino facility all located in Rocky Gap State Park (the “Project”); and

WHEREAS, Borrower has made application to borrow from Lender amounts not exceeding $17,500,000 to finance the direct and indirect costs of constructing the Project in accordance with the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each of the parties, intending to be legally bound by the provisions hereof, agrees as follows:

ARTICLE I
DEFINITIONS

For purposes of this Loan Agreement, the following terms shall have the respective meanings assigned to them.

1.01           Assignment of Rents.  The term “Assignment of Rents” shall mean that Absolute Assignment of Leases and Rents of even date herewith that has been executed by Borrower to and in favor of Lender that provides for an assignment by Borrower to Lender of Borrower’s interests in all leases, lease proceeds, and/or rents generated from the operation of the Maryland Property.

1.02           Advance.  The term “Advance” shall mean a disbursement by Lender of any of the proceeds of the Loan.

1.03           Application for Advance.  The term “Application for Advance” shall mean a written request for an Advance by Borrower on that form which Lender may approve and accompanied by those attachments that Lender may reasonably request.

1.04           Appraisal.  The term “Appraisal” shall mean an appraisal of the Maryland Property and the New Improvements prepared by an independent appraiser who shall be a member of the American Institute of Real Estate Appraisers selected by or satisfactory to Lender, which shall be acceptable to Lender in Lender’s sole discretion.

1.05           Approved Budget.  The term “Approved Budget” shall mean that construction budget attached hereto as EXHIBIT A specifying the cost by item of (a) all labor, materials, and services necessary for the construction of the New Improvements in accordance with the Phase I Plans, the Phase 2 Plans (as currently contemplated), and all Governmental Requirements, and (b) all other expenses anticipated by Borrower incident to the Loan, the Maryland Property, and the construction of New Improvements, as such construction budget may be amended from time to time upon the approval of Borrower and Lender, which approval shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, the Borrower shall not need the approval of the Lender to reallocate Project expenses among line items on the Approved Budget as long as such reallocations do not materially change the nature of the Project.  Borrower shall promptly provide Lender with notice of any such reallocations.

1.06           Borrower’s Deposit.  The term “Borrower’s Deposit” shall mean those sums of money advanced by the Borrower if and when required by Section 4.10 hereof, which in addition to funds advanced under the Loan, will be sufficient in order to construct the New Improvements in accordance with the Phase I Plans, the Phase 2 Plans (as currently contemplated), and any Governmental Requirements.

1.07           Code.  The term “Code” shall mean the Uniform Commercial Code as currently in force in the State, as it may be subsequently amended or superseded.

1.08           Completion Date.  The term “Completion Date” shall mean any date agreed to in writing by Lender and Borrower and subject to Force Majeure Events.

1.09           Construction Contract.  The term “Construction Contract” shall mean that Guaranteed Maximum Price Agreement between Borrower and Contractor as might be amended from time to time in accordance with the provisions of Section 4.02 hereof.

1.10           Construction Advance.  The term “Construction Advance” shall mean each Advance related to the construction of the New Improvements.

1.11           Contractor.  The term “Contractor” shall mean Kraus Anderson Construction Company, and shall include without limitation its successors and assigns.

1.12           Credit Agreement.  The term “Credit Agreement” shall collectively mean this Loan Agreement; the Note; the Mortgage; the Assignment of Rents; the Indemnification Agreement; the Pledge and Security Agreement; and the Unconditional Guaranty; all executed by Borrower or Guarantor, as the case may be, in favor of Lender of even date herewith, and all other documents referenced therein or otherwise pertaining to this transaction, all as may hereafter be amended or otherwise modified from time to time.

1.13           Debtor Relief Laws.  The term “Debtor Relief Laws” shall mean any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

1.14           Disbursement Agreement.  The term “Disbursement Agreement” shall mean that form of Disbursement Agreement that is attached hereto as EXHIBIT B to be executed by and between Borrower and Lender and which sets forth certain conditions that must be met in order to seek an Advance of principal hereunder.

1.15           Event of Default.  The term “Event of Default” shall mean:

(a)	A failure by Borrower to make any payment of principal or interest on the Note within ten (10) days from and after the date when due;

(b)
A failure by Borrower to comply with or perform in all material respects any of the other material terms or conditions specified herein or in any other document constituting part of the Credit Agreement within sixty (60) days from and after the date written notice thereof has been provided by Lender to Borrower; provided, however, that with respect to failures that, in Lender’s commercially reasonable judgment, have a material adverse effect on any collateral pledged to secure the Loan or on the Borrower’s ability to repay the Loan in a timely fashion, Lender shall only be required to provide written notice of the same or substantially similar failure two (2) times during the term of the Loan and if such failure occurs a third time, Lender may declare an Event of Default without providing the Borrower with additional notice or an opportunity to cure;

(c)	[RESERVED];

(d)
A failure by Borrower (i) to perform, observe or comply in all material respects with any of the material terms, covenants, conditions, or provisions of the Construction Contract or any Governmental Requirement, and (ii) to cure such failure within any applicable grace period;

(e)	The incorrectness when made in any material respect of any representation or warranty made by Borrower to Lender herein if such incorrectness has a material and adverse effect on Lender;

(f)
The cessation of the construction of the New Improvements, other than for Force Majeure Events (as that term is defined in Section 4.03), for more than ninety (90) days without the written consent of Lender;

(g)
A failure of any of the materials incorporated into the New Improvements to substantially comply in all material respects with the Plans, any Governmental Requirements, or the requirements of the Ground Lease and any lessee, if applicable;

(h)
A survey or plat shall show that any material improvement to the Premises is not entirely within the boundary lines of the Premises or encroaches upon any public road or waterway (except as authorized by permit or competent Governmental Authority), setback line, easement (except as approved by the owner of such easement and any Governmental Authority having jurisdiction), right-of-way, street or any adjoining property, or that any material Governmental Requirement has been breached or that any adjoining structure encroaches upon the Premises and Borrower is unable to obtain an appropriate waiver or easement for such encroachment;

(i)
A reasonable determination by Lender that the condition of the Premises has materially deteriorated; provided however, damage to the Premises by casualty covered by insurance, a taking of the Premises through condemnation or other similar proceedings and normal wear and tear shall be excepted;

(j)	[RESERVED];

(k)	The New Improvements shall not have been completed and a certificate of occupancy has not been issued by the relevant governing entity (for any reason whatever);

(l)
The Project Inspector, if any, shall at anytime certify to Lender in writing that the Improvements are not, at the date  of  such  certificate,  being  constructed with reasonable diligence in a good and workmanlike manner in accordance with the Plans, and the deficiencies on which such certification is based shall not have been cured in all material respects within sixty (60) days from and after the date written notice thereof has been provided by Lender to Borrower;

(m)	[RESERVED];

(n)	Borrower shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

(0)	Borrower shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or its debts under any Debtor Relief Laws;

(p)
Any case, proceeding or other action is commenced against Borrower seeking to have an order for relief entered against Borrower, as debtor, or seeking a reorganization, arrangement, adjustment, liquidation, dissolution or composition of Borrower or its debts under Debtor Relief Laws, or seeking an appointment of a receiver, trustee, custodian, conservator, or liquidator or other similar official for Borrower or for all or any of the Premises, or any other property of Borrower, and such case, proceeding or other action (i) results in the entry of an order for relief against Borrower or (ii) remains undismissed for a period of sixty (60) days;

(q)
Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of any part of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of its property through legal proceedings or distraint which is not vacated within sixty (60) days from the date thereof;

(r)	[RESERVED];

(s)	The liquidation, termination, or dissolution of Borrower;

(t)
Borrower attempts to convey the Premises or any interest therein outside the ordinary course of its business, including without limitation the granting of a mortgage or security interest subordinate to the mortgage or security interest granted in the Premises pursuant to the Mortgage, without the prior written consent of Lender; or

(u)	An occurrence of any Event of Default under the Existing Loan Agreement.

1.16           Existing Improvements.  The term “Existing Improvements” shall mean all buildings and other improvements of whatever nature to the Maryland Property currently in existence.

1.17           Existing Loan Agreement.  The term “Existing Loan Agreement” shall mean that certain Secured Line of Credit Loan Agreement dated as of October 28, 2008 as modified or amended and as from time to time hereafter modified or amended by and between the Lender (f/k/a First State Bank) and the Guarantor.

1.18           Financing Statements.  The term “Financing Statements” shall mean and include all such Uniform Commercial Code financing statements and continuation statements as Lender shall require to give notice of and perfect or to continue perfection of Lender’s security interest in all personal property and fixtures constituting a part of the Premises or otherwise constituting security for the Loan.

1.19           Gaming License.  The term “Gaming License” shall mean that certain Video Lottery Operation License awarded to Borrower by the Maryland Video Lottery Facility Location Commission (the “Location Commission”) on April 26, 2012 (and Addendum dated July 31, 2012) and to be issued by the Maryland Lottery and Gaming Control Commission (the “Gaming Commission”) prior to the commencement of gaming operations at the Project.

1.20           Governmental Authority.  The term “Governmental Authority” shall mean the United States, the State of Maryland or any other county, municipal or other political subdivision in which the Premises are located, and any other political subdivision, agency, department, commission, board, court or instrumentality which now or hereafter has jurisdiction over Lender, Borrower, the Guarantor or the Premises.

1.21           Governmental Permits.  The term “Governmental Permits” shall mean all certificates, licenses, permits, approvals and no-action letters, including without limit the Gaming License from any Governmental Authority required to evidence full compliance by Borrower and conformance of the Premises with all legal requirements applicable to the Premises, construction of the New Improvements and the promotion and operation of the Premises.

1.22           Governmental Requirements.  The term “Governmental Requirements” shall mean all laws, ordinances, rules, regulations and Governmental Permits of any Governmental Authority applicable to Borrower or the Premises.

1.23           Ground Lease.  The term “Ground Lease” shall mean that certain Amended and Restated Ground Lease effective on or about July 20, 2012 by and among the State of Maryland, Department of Natural Resources, Borrower and the State of Maryland Board of Public Works, as may hereafter be amended or otherwise modified from time to time.

1.24           Guarantor.  The term “Guarantor” shall mean Lakes Entertainment, Inc., an affiliate of the Borrower.

1.25           Hazardous Waste.  The term “Hazardous Waste” for purposes of this Loan Agreement shall mean any hazardous, radioactive, toxic, solid or special waste, substance, or component thereof, or any other such substance as defined under any applicable federal, state or local law or regulation.

1.26           Improvements.  The term “Improvements” shall mean the Existing Improvements and the New Improvements.

1.27           Indemnification Agreement.  The term “Indemnification Agreement” shall mean that Indemnification Agreement (Regulatory Requirements) from Borrower to Lender of even date herewith.

1.28           Initial Advance.  The term “Initial Advance” shall mean the first advance of principal on the Loan which shall be used for the purpose of paying for costs related to the loan closing and other costs related to obtaining such financing and for the construction of the New Improvements as set forth on the Approved Budget.

1.29           Insurance Policies.  The term “Insurance Policies” shall mean those insurance policies and coverage required herein or otherwise by Lender.

1.30           [RESERVED].

1.31           Lender Expenses.  The term “Lender Expenses” shall mean costs or expenses of every nature which are incurred by Lender in connection with Lender’s administration and servicing, defending or enforcing of the Loan, including, without limitation, all reasonable fees and expenses incurred by both Lender and its legal counsel in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including fees and expenses incurred by Lender and its legal counsel in connection with a “workout,” a restructuring, or an insolvency proceedings concerning Borrower or any guarantor of the Loan), defending, or concerning the Loan Agreement, irrespective of whether suit is brought.

1.32           Loan.  The term “Loan” shall mean the Loan contemplated by this Loan Agreement, in the maximum principal amount of $17,500,000 or so much as may be advanced by Lender to Borrower, not to exceed, in the aggregate, the payment of the costs of labor, materials, and services supplied for the construction of the New Improvements and all other expenses incident to the construction of the Premises and the consummation of the transaction contemplated by this Loan  Agreement, all as specified in the Approved Budget.

1.33           Maryland Property.  The term “Maryland Property” shall mean the real property described in EXHIBIT C attached hereto and incorporated herein by reference which is located in the State of Maryland and all improvements and appurtenances thereto.

1.34           Minnesota Property. The term “Minnesota Property” shall mean the real property described in EXHIBIT C attached hereto and incorporated herein by reference which is located in the State of Minnesota and all improvements and appurtenances thereto.

1.35           Mortgage.  The term “Mortgage” shall collectively mean that Leasehold Mortgage, Security Agreement and Assignment of Rents of even date herewith executed by Borrower, encumbering the Maryland Property, and that Mortgage, Security Agreement and Assignment of Rents of even date herewith executed by the Guarantor and encumbering the Minnesota Property, collectively evidencing valid and enforceable liens on the Property.

1.36           New Improvements.  The term “New Improvements” shall mean the Phase 1 Improvements and the Phase 2 Improvements and all other buildings and other improvements of whatever nature to the Maryland Property, the construction of which is required to properly develop the Maryland Property as contemplated in the Plans, and any other improvements the parties determine to erect.

1.37           Note.  The term “Note” shall mean the Secured Construction Promissory Note from Borrower to Lender of even date herewith, in the maximum principal amount of $17,500,000, the terms and conditions of which are incorporated herein by this reference.

1.38           [RESERVED]

1.39           Permitted Liens.  The term “Permitted Liens” shall mean purchase money security interests securing indebtedness of Borrower constituting vendor financing incurred in the purchase (or borrowing for the purchase) or lease of kitchen equipment, cash machines and other equipment, as contemplated by the Approved Budget, and any lien asserted or notice filing made by the State of Maryland with respect to gaming equipment owned or leased by the State of Maryland.

1.40           Phase 1 Plans.  The term “Phase 1 Plans” shall mean the final drawings and specifications, approved in writing by Lender and Borrower for the construction of the Phase 1 Improvements, with such changes or other modifications as to which Borrower and Lender may hereafter agree.

1.41           Phase 2 Plans.  The term “Phase 2 Plans” shall mean the final drawings and specifications for the construction of the Phase 2 Improvements, as approved upon finalization thereof in writing by Lender and Borrower, with such changes or other modifications as to which Borrower and Lender may thereafter agree.

1.42           Plans.  The term “Plans” shall mean, collectively, the Phase 1 Plans and the Phase 2 Plans.

1.43           Pledge and Security Agreement.  The term “Pledge and Security Agreement” shall mean the Pledge and Security Agreement of even date herewith in which Borrower grants to Lender a security interest in certain personal property of Borrower pursuant to the Code.

1.44           Phase 1 Improvements.   The term “Phase 1 Improvements” shall mean all buildings and other improvements of whatever nature to the Maryland Property, the construction of which is required to properly develop the Maryland Property as contemplated in the Phase 1 Plans as they relate to the conversion of the existing convention center to a casino facility with at least 500 video lottery terminals (or slot machines) and such other gaming devices as allowed by applicable law in numbers and types of games determined by Borrower in its sole and absolute discretion, and any other improvements the parties determine to erect it being understood that the Lender shall only be obligated to disburse Advances for the construction of the Phase 1 Improvements up to an aggregate amount of $15,500,000, all as shown on the Approved Budget.

1.45           Phase 2 Improvements.  The term “Phase 2 Improvements” shall mean all buildings and other improvements of whatever nature to the Maryland Property, the construction of which is required to properly develop the Maryland Property as contemplated in the Phase 2 Plans as they relate to the construction of a new convention and meeting space, and any other improvements the parties determine to complete it being understood that the Lender shall only be obligated to disburse Advances for the construction of the Phase 2 Improvements up to an aggregate amount of $2,000,000, all as shown on the Approved Budget.

1.46           Premises.  The term “Premises” shall mean the Maryland Property, the Improvements associated therewith, and all fixtures, equipment and other associated personal property, tangible or intangible, owned by Borrower and associated therewith, including all property defined and set forth in the Mortgage to the extent such Mortgage encumbers the Maryland Property.

1.47           Project Inspector.  The term “Project Inspector” shall mean that party approved by Lender who shall be responsible for providing construction inspection services to the Lender in accordance with the Disbursement Agreement.

1.48           Property.  The term “Property” shall mean the real property described in EXHIBIT C attached hereto and incorporated herein by reference and shall include the Maryland Property and the Minnesota Property.

1.49           State.  The term “State,” unless expressly indicated otherwise herein, shall mean the State of Arkansas.

1.50           Survey.  The term “Survey” shall mean a certified survey of the Premises performed by a surveyor duly licensed as such in the State of Maryland, reasonably acceptable to the Lender, and satisfying the requirements for an ALTA/ACSM Land Title Survey and such other requirements as may reasonably be requested by Lender.

1.51           Title Company.  The term “Title Company” shall mean Commonwealth Land Title & Chicago Title with respect to the Minnesota Property and Miles and Stockbridge, PC with respect to the Maryland Property, together with any successor title company as to which Borrower and Lender may agree.

1.52           [RESERVED]

1.53           Title Insurance Policy.  The term “Title Insurance Policy” shall collectively mean an ALTA Loan Policy in the amount of the Loan insuring that the Mortgage constitutes valid first and prior liens covering the Property (except to the extent such Mortgage encumbers the Minnesota Property is subordinate to an existing mortgage in favor of Lender) and is subject to only those other exceptions and encumbrances which Lender may approve in writing, issued by the Title Company, such Title Insurance Policy to provide Lender with “extended coverage” and include such endorsements and additional coverage (including, without limitation, comprehensive coverage, access and zoning endorsements) as Lender shall reasonably request.

1.54           Unconditional Guaranty.  The Term “Unconditional Guaranty” shall mean that Unconditional Guaranty executed by the Guarantor of even date herewith in favor of Lender.

ARTICLE II
ADVANCES OF THE LOAN

2.01           Commitment of Lender.  Subject to the conditions hereof, and provided that an Event of Default has not occurred and is continuing, Lender will make Advances to Borrower in accordance with this Loan Agreement.  Borrower will not, under any circumstances, be entitled to request, and Lender will not, under any circumstances, be obligated to advance funds in excess of (a) the principal amount of the Loan, (b) $15,500,000 with respect to the Phase 1 Improvements, or (c) $2,000,000 with respect to the Phase 2 Improvements.  It is expressly agreed and understood that, except for the Initial Advance, Lender shall only make Advances to Borrower in connection with the construction of the New Improvements.

2.02           Interest on the Loan.  Interest on the Loan, at the rates specified in the Note, shall be computed on the unpaid principal balance that exists from time to time and shall be computed with respect to each Advance only from the date of such Advance.

2.03           Initial Advance.   Provided that no Event of Default has occurred and is continuing, Borrower shall be entitled to receive the Initial Advance once the following conditions have been satisfied:

(a)
Lender shall have received (i) a copy of Borrower’s Articles of Organization, certified as of a recent date by the Maryland Secretary of State, and (ii) Borrower’s Operating Agreement and a copy of a resolution of Borrower’s member authorizing the Loan transaction and the execution and delivery of the Credit Agreement, each certified by Borrower’s Secretary;

(b)
Lender shall have received (i) a copy of Guarantor’s Articles of Incorporation, certified as of a recent date by the Minnesota Secretary of State, and (ii) Guarantor’s Bylaws and a copy of a resolution of Guarantor’s board of directors authorizing the execution and delivery of the Guaranty and the Minnesota Mortgage;

(c)	Lender shall have received the Note fully executed by Borrower;

(d)	Lender shall have received the Mortgage and Assignment of Rents, each fully executed by Borrower or Guarantor, as the case may be;

(e)	Lender shall have received a paid Title Insurance Policy;

(f)	[RESERVED];

(g)	Lender shall have received the Pledge and Security Agreement fully executed by Borrower;

(h)
Lender shall have received a building permit and/or such other approvals, licenses or permits from the applicable Governmental Authorities as are necessary or convenient for the construction of the New Improvements and that are effective as of the date construction commences on the New Improvements and that remain effective throughout the Premises construction and development process;

(i)	[RESERVED];

(j)	Lender shall have received the Appraisal which shall show the value of the Premises to equal or exceed $50,300,000 “as completed”;

(k)	Lender shall have received the Approved Budget;

(l)	[RESERVED];

(m)	Lender shall have received the Phase 1 Plans;

(n)	[RESERVED];

(o)
Lender shall have received a flood hazard letter, in form satisfactory to Lender, from Borrower’s insurance company or any other third party approved by Lender certifying that no part of the Premises lies within a flood hazard or flood prone area or, alternatively, a certificate of flood insurance in accordance herewith;

(p)	Lender shall have received the Unconditional Guaranty executed by the Guarantor;

(q)	[RESERVED];

(r)	Lender shall have received a completed Application for Advance for the Initial Advance substantially in the form of EXHIBIT D attached hereto;

(s)	Lender shall have received such affidavits and endorsements as the Title Company may reasonably require to issue the Title Insurance Policy;

(t)	[RESERVED];

(u)	Lender shall have received the Construction Contract from the Contractor in form and substance reasonably acceptable to Lender;

(v)	Lender shall have received written site plan approval of the applicable Governmental Authorities;

(w)
Lender shall have received an agreement executed by the State of Maryland Department of Natural Resources in form and substance reasonably acceptable to Lender which at a minimum provides the Lender with the assurances described in Section 10.5 of the Ground Lease;

(x)	Lender shall have received the fully executed Disbursement Agreement;

(y)	Lender shall have received a fully executed Consent to Collateral Assignment of Architect’s Contract in form and substance reasonably acceptable to Lender;

(z)	Lender shall have received a fully executed Consent to Collateral Assignment of Construction Contract in form and substance reasonably acceptable to Lender;

(aa)
Lender shall have received a copy of a certificate evidencing a commercial general liability policy in form and substance reasonably acceptable to Lender and issued by an insurance company that is reasonably acceptable to Lender, that notes Lender as an additional insured party thereunder;

(bb)	[RESERVED];

(cc)	Lender shall have received evidence that fifty percent (50%) of the Project costs as shown on the Approved Budget have been paid by the Borrower to third parties;

(dd)	Lender shall have received an origination fee from Borrower equal to $175,000;

(ee)
To the extent that any construction has commenced on the Project and/or to the extent that funds for the construction of the Project are sought in connection with the Initial Advance, the conditions set forth in Section 2.04 shall also have been satisfied; and

(ff)	Lender shall have received any and all other documents that Lender may reasonably require.

2.04           Additional Advances.  Provided that no Event of Default has occurred and is continuing, Borrower shall be entitled to receive additional Advances for the construction of the New Improvements in accordance with the following procedures and subject to the satisfaction of the following conditions:

(a)
The Borrower shall deliver to Lender a fully executed Application for Advance that has been prepared in accordance with the Disbursement Agreement.  The Application for Advance shall have appended thereto all mechanics and materialmen’s lien waivers and copies of all invoices for which payment is being sought, all in accordance with the Disbursement Agreement;

(b)	[RESERVED;]

(c)
Lender shall have five (5) business days after receipt of an Application for Advance within which to conduct inspections and/or have the Project Inspector to satisfy itself that the work covered by the Application for Advance has been or is being accomplished in a satisfactory manner.  Lender shall deliver written objections to any Application for Advance within said five (5) business day period or Lender shall be deemed to have approved such Application.  If all conditions precedent to the requested Construction Advance have been complied with to the reasonable satisfaction of Lender and the Title Company, Lender shall advance the amount set forth in such Application for Advance, at its discretion, either directly to Borrower or through the Title Company within said five (5) day period.  Each Construction Advance made pursuant to an Application for Advance for payment of any other items set forth in the Approved Budget shall be advanced to Borrower or through the Title Company, at Lender’s discretion;

The payment by Lender and/or the Title Company of any Application for Advance shall not constitute an approval or acceptance of the work or materials by the Lender, and Borrower hereby agrees that Lender shall be relieved from any liability or responsibility relating to:  (1) the quality of the work, the quantity of the work, the rate of progress in completion of the work, or the sufficiency of materials or labor being supplied in connection therewith; and (2) any errors, omissions, inconsistencies or other defects of any nature in the Plans;

(d)
Any and each Construction Advance of the proceeds of the Loan shall be made only in accordance with the terms and conditions of the Approved Budget and the Construction Contract, and subject to the terms and conditions of this Loan Agreement.  All expenses of making any Advance through the Title Company shall be borne by Borrower;

(e)	There shall then exist no Event of Default that is continuing;

(f)
The representations and warranties made in this Loan Agreement shall be true and correct in all material respects on and as of the date of each Advance, with the same effect as if made on that date, except to the extent that such representations and warranties relate solely to an earlier date;

(g)
Borrower will procure and deliver to Lender releases or waivers of mechanic’s and materialmen’s liens and receipted bills with respect to the preceding month’s disbursement showing payment to all parties who have furnished materials or services or performed labor of any kind in connection with the construction of any of the New Improvements;

(h)
The Title Insurance Policy shall be endorsed and down-dated so as to extend title insurance coverage in an amount equal to each subsequent Advance with no additional title exceptions noted thereon unless Lender does not deem such exceptions objectionable or Lender is provided other assurances with respect to such exceptions reasonably acceptable to Lender;

(i)
There shall be delivered to Lender evidence satisfactory to Lender that the unadvanced Loan proceeds will be sufficient to pay for the completion of all New Improvements by the Completion Date in full accordance with the Plans.  Such evidence may, at Lender’s reasonable request, include a certificate signed by the Project Inspector.  To the extent that Loan proceeds are inadequate and subject to Section 4.10, Lender must be satisfied that Borrower has otherwise arranged, by the funding of a Borrower’s Deposit or otherwise, for the providing of funds necessary to complete the New Improvements by the Completion Date in accordance with the Plans.  The Loan must at all times be “in balance,” meaning that the total amount of the Loan not yet advanced, plus retainage and agreed reserves, shall equal or exceed the estimated cost of completion of construction of the New Improvements;

(j)
The work covered by each Application for Advance and all work preliminary thereto, shall have been performed to the reasonable satisfaction of Lender and the Project Inspector, except that an Application for Advance may request an Advance to cover the cost of pre-paid deposits or construction contract costs which a material supplier, contractor or sub-contractor requires to be paid prior to commencing work;

(k)
With respect to Construction Advances for costs associated with the Phase 2 Improvements, Lender shall have received (i) the Phase 2 Plans, (ii) an assignment of the Phase 2 Plans substantially in accordance with terms of Section 4.19, with such changes thereto as may be necessary to reflect the application thereof to the Phase 2 Plans, and (iii) fully executed change orders to the Construction Contract increasing the guaranteed maximum price to construct the Phase 2 Improvements to the amount shown on the Approved Budget for the Phase 2 Improvements; and

(l)	Lender shall have received any and all other documents that Lender may reasonably require.

2.05           [RESERVED].

2.06           [RESERVED].

2.07           Direct Advance by Lender.  Upon the occurrence and during the continuance of an Event of Default and at Lender’s option, Lender may make any and each Advance directly to subcontractors or to the Contractor; provided, Lender shall notify Borrower of any such direct Advance not more than forty-eight (48) hours after same being made.  For these purposes, Borrower does hereby irrevocably constitute and appoint Lender to be its true and lawful agent and attorney-in-fact with full power of substitution to make any and all advances directly to major subcontractors or to the Contractor, as Lender may, in its sole discretion, deem necessary and proper to secure the continuance and completion of the New Improvements according to the terms of this Loan Agreement, and to pay all sums necessary for incidental expenses in connection therewith, all of which disbursements and sums shall for all purposes be considered Advances made by Lender to Borrower under this Loan Agreement and be secured by the Mortgage.  Said mandate or agency shall be an irrevocable power of attorney, authorizing and empowering Lender to make such direct Advances, and all such Advances shall satisfy pro tanto the obligations of Lender hereunder, and shall be secured by the Mortgage as fully as if made to Borrower, regardless of the disposition thereof by the Contractor or major subcontractors.

2.08           Final Advance.  That portion of the Loan retained by the Lender and not otherwise advanced during the course of construction shall, however, be advanced by the Lender to the Borrower upon receipt by the Lender of the following:

(a)
A written certification by the Project Inspector and the Contractor that the New Improvements have been fully and completely constructed in material accordance with the Plans and the Approved Budget and any deviations from the Plans have no material negative impact upon the value of the Property, that direct connection has been made to all appropriate utility facilities, and that the New Improvements are ready for occupancy;

(b)
Evidence satisfactory to Lender and the Title Company that all laborer’s and materialmen’s claims for labor or materials rendered or delivered in connection with the construction of the New Improvements have been paid in full, including an affidavit of Contractor to the effect that all amounts due under the Construction Contract and, in addition, all amounts due under subcontracts, have been paid in full;

(c)
Proof satisfactory to Lender that completion of the New Improvements and the readiness for occupancy of the New Improvements has been approved by every Governmental Authority having jurisdiction, and every Governmental Permit (including, without limitation, a certificate of occupancy) necessary to such occupancy and operation has been issued and/or compliance therewith has been accomplished;

(d)	[RESERVED]; and

(e)	any and all other documents that Lender may reasonably require.

2.09           [RESERVED].

2.10           No Waiver.  No Advance shall relieve the Borrower from satisfying all conditions precedent to Lender’s obligation to fund subsequent Advances.  Should Lender advance funds hereunder absent Borrower’s satisfaction of all conditions precedent to said Advance, such shall not constitute a waiver by Lender of any of its rights hereunder including, without limitation, the rights to declare an Event of Default.

2.11           Conditions Precedent for the Benefit of Lender.  All conditions precedent to the obligation of Lender to make any Advance are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make any Advance in the absence of strict compliance with such conditions precedent.  All requirements of this Loan Agreement may be waived by Lender, in whole or in part, at any time.

2.12           Subordination.  Lender shall not be obligated to make, nor shall Borrower be entitled to request, any Advance until such time as Lender shall have received, to the extent requested by Lender, subordination agreements from Project Inspector, Contractor, and all other persons furnishing labor, materials, or services for the design or construction of the New Improvements, subordinating to the lien of the Mortgage any lien, claim, or charge they may have against Borrower or the Property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower hereby represents, warrants and covenants as follows:

3.01           Financial Statements.  Any financial statements of Borrower that have been or may be delivered to Lender pursuant to this Loan Agreement are and will be true, correct, and complete in all material respects as of the dates specified therein and fully and accurately present the financial condition of Borrower as of the dates specified.

3.02           Organization.  Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland, and has authority to transact business and is in good standing in the State of Maryland and all other states where it is necessary for the operation of its business.  Guarantor is a for profit corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has authority to transact business and is in good standing in the State of Minnesota and all other states where it is necessary for the operation of its business. Borrower and Guarantor have the organizational power and authority to carry on their respective businesses and to enter into and perform their obligations under the Credit Agreement.

3.03           Authority to Execute Documents.  The execution, delivery and performance by Borrower of this Loan Agreement and the Borrower and the Guarantor of the other Credit Agreement documents to which each is a party have been duly authorized by such party, and such execution, delivery and performance has not and will not contravene or violate such parties’ constitutional or governing documents.

3.04           Suits, Actions, Etc.  There are no actions, suits, or proceedings pending or threatened in any court or before or by any Governmental Authority against or affecting the Property or involving the validity, enforceability, or priority of any of the Credit Agreement documents, at law or in equity.  The consummation of the transactions contemplated hereby, and the performance of any of the terms and conditions hereof and of the other Credit Agreement, will not result in a breach of, or constitute a default in, any mortgage, lease, promissory note, loan agreement, credit agreement, partnership agreement, or other agreement to which Borrower or the Guarantor is a party or by which they may be bound or affected, it being understood and agreed that Lender, as a party to the Existing Loan Agreement, hereby consents to the execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement and hereby agrees that, notwithstanding anything to the contrary in the Existing Loan Agreement or any instrument, agreement or other document securing the obligations or indebtedness of the Guarantor under the Existing Loan Agreement or otherwise executed in connection with the Existing Loan Agreement, arising out of the transaction contemplated thereby or otherwise relating thereto (collectively, “Existing Loan Documents”), the execution, delivery and performance by the Borrower and the Guarantor of the Credit Agreement shall not be deemed to be a breach of or otherwise a default under the terms of any of the Existing Loan Documents, any such breach or default hereby being waived by Lender.

3.05           Valid and Binding Obligation.  All of the Credit Agreement, and all other documents referred to herein to which Borrower or Guarantor is a party, upon execution and delivery will constitute valid and binding obligations of such party, enforceable in accordance with their terms, subject to Debtor Relief Laws.

3.06           Title to the Property.  Borrower holds full legal and equitable leasehold title to the Maryland Property and the Guarantor holds full legal and equitable fee title to the Minnesota Property subject only to title exceptions set forth in the Title Insurance Policy accepted by Lender.

3.07           [RESERVED].

3.08           [RESERVED].

3.09           Inducement to Lender.  The representations and warranties contained in the Credit Agreement are made by Borrower or Guarantor, as applicable, as an inducement to Lender to make the Loan and Borrower understands that Lender is relying on such representations and warranties and that such representations and warranties shall survive any bankruptcy proceedings involving Borrower or the Premises.

3.10           Application for Other Advances.  Borrower shall disburse all Advances for payment of costs and expenses in the Approved Budget, and for no other purpose.

3.11           Environmental Matters.  With respect to the operations of Borrower on the Premises, Borrower hereby represents and warrants to Lender that:

(a)	Such operations comply and will comply in all material respects with all applicable environmental, health and safety statutes and regulations;

(b)	None of such operations is subject to any judicial or administrative proceedings alleging the violation of any applicable environmental, health or safety statute or regulation;

(c)
To the knowledge of Borrower, none of such operations are the subject of investigation by any governing authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Waste, the results of which may adversely affect Borrower’s business, operations, financial condition, property, or adversely affect the value of the collateral security;

(d)
No notice or report under any applicable law or regulation indicating a past or present spill or release into the environment of any Hazardous Waste has been filed or is required to be filed by Borrower;

(e)
Neither Borrower, nor to the best of Borrower’s knowledge, any other person or entity whatsoever, has at any time transported, stored, disposed of, generated or released any Hazardous Waste into, upon, over of under the Premises; and

(f)
Borrower shall conduct its business operated on the Premises so as to timely comply in all material respects with all environmental, health and safety laws and regulations of any governing authority having jurisdiction of said properties, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act and the Federal Occupational Safety and Health Act; provided, however, that nothing herein contained shall prevent Borrower from contesting in good faith, by appropriate legal proceedings, any such law, regulation, interpretation thereof, or application thereof provided that Borrower shall comply with the order of any court or other governmental body of competent jurisdiction relating to such laws or regulations unless Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.  Borrower shall take all actions necessary to comply with existing law, clean up any Hazardous Waste and prevent any releases of contamination by the same within or upon the Premises.  If Borrower shall receive notice that any violation of any Federal, state or local environmental, health or safety law or regulation may have been committed or is about to be committed by any business operated on the Premises, then Borrower shall promptly provide Lender with a copy of such notice, and in no event later than within fifteen (15) days from Borrower’s receipt thereof.

ARTICLE IV
COVENANTS AND AGREEMENTS OF BORROWER

Borrower hereby covenants and agrees as follows:

4.01           Compliance with Governmental Requirements.  Borrower shall timely comply in all material respects with all Governmental Requirements and deliver to Lender evidence thereof, if available, specifically including but not limited to all, federal and State of Maryland gaming laws, the Americans with Disabilities Act and Fair Housing Act requirements.  Borrower assumes full responsibility for the compliance of the Plans and the Premises with all Governmental Requirements and with sound building and engineering practices, and, notwithstanding any approvals by Lender, Lender shall have no obligation or responsibility whatsoever for the Plans or any other matter incident to the Premises or the construction of the New Improvements.

4.02           Construction Contract, etc.  Borrower may not agree to amend or otherwise modify the  Construction Contract absent the express written consent of Lender, which consent will not be unreasonably withheld, delayed or conditioned, provided that no such consent is required in connection with any single change order of an amount less than $10,000, nor aggregating change orders of amounts less than $25,000.  Borrower shall, promptly following Lender’s request therefor, provide Lender with copies of any other contract for the performance of any work on the Property or for the supplying of any labor, materials, or services for the construction of the New Improvements.

4.03           Construction of the New Improvements.  The construction of the New Improvements shall be prosecuted with diligence and continuity, in a good and workmanlike manner, and in accordance with sound building and engineering practices, all applicable Governmental Requirements, the Plans, and the requirements of the Ground Lease and any lessee, if applicable. Borrower shall not permit cessation of work for a period in excess of ninety (90) days without the prior written consent of Lender and shall complete construction of the New Improvements on or before the Completion Date, free and clear of all liens.  Notwithstanding anything which may be interpreted herein to the contrary, if any (a) strikes, lockouts or labor disputes; (b) inability (other than financial inability) to obtain labor or materials or reasonable substitutes therefor; or (c) acts of God, unusual weather conditions, governmental restrictions, regulations or controls, enemy or hostile action, governmental action, civil commotion, fire or other casualty, condemnation or other conditions similar to those enumerated in this item (c) beyond the reasonable control of Borrower occur (such items in (a)-(c) hereof being collectively called “Force Majeure Events”) and no Event of Default has occurred and is continuing under any of the Credit Agreements, the occurrence of such Force Majeure Events shall not constitute an Event of Default hereunder, provided Borrower gives Lender written notice of any such Force Majeure Event within ten (10) days after the occurrence thereof; provided, however, Borrower shall, regardless of the occurrence of any Force Majeure Event, complete the New Improvements on or before the Completion Date or within ninety (90) days thereof.

4.04           Correction of Defects.  Borrower shall correct or cause to be corrected (a) any material defect in the New Improvements, (b) any material departure in the construction of the New Improvements from the Plans, Governmental Requirements, or the requirements of any lessee, if applicable, or (c) any encroachment by any part of the New Improvements, or any structure located on the Maryland Property, on any easement, property line, or restricted area, or any encroachment by any such structure on any building line.

4.05           Storage of Materials.  Borrower shall cause all materials supplied for, or intended to be utilized in, the construction of the New Improvements, but not affixed to or incorporated into the New Improvements or the Maryland Property, to be stored on the Maryland Property or at such other location as may be approved by Lender in writing, with adequate safeguards, as required by Lender, to prevent loss, theft, damage, or commingling with other materials or projects.

4.06           Inspection of the Property.  Borrower shall permit Lender, and its agents and representatives, to enter upon the Premises and any location where materials intended to be utilized in the construction of the Improvements are stored, for the purpose of inspection of the Premises, the Improvements and such materials at all reasonable times.  The costs of all such inspections while an Event of Default exists shall be borne by Borrower; otherwise, they shall be borne by Lender.  Notwithstanding the foregoing, Lender shall not be permitted to enter a “Restricted Area” as that term is defined in COMAR Section 14.01.10.02B.

4.07           Notices by Governmental Authority, Fire and Casualty Losses, Etc.  Borrower shall timely comply with and promptly furnish to Lender true and complete copies of any official notice or claim by any Governmental Authority pertaining to the Premises. Borrower shall promptly notify Lender of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting the Premises.

4.08           Special Account.  Borrower shall maintain a special account with a financial institution designated by Lender, into which all Advances and any Borrower’s Deposit (but no other funds), and excluding direct disbursements made by Lender pursuant to Section 4.11, hereof, shall be deposited by Borrower, and against which checks shall be drawn only for the payment of or reimbursement to Borrower of: (a) costs of labor, materials, and services supplied for the construction of the New Improvements specified in the Approved Budget, and (b) other costs and expenses incident to the Loan, the Premises, and the construction of the New Improvements specified in the Approved Budget.

4.09           Application of Advances.  Borrower shall disburse all Advances for payment of costs and expenses specified in the Approved Budget, and for no other purpose.

4.10           Borrower’s Deposit.  If Lender reasonably determines at any time that the unadvanced portion of the Loan will be insufficient for payment in full of (a) costs of labor, materials, and services required for the construction of the New Improvements, (b) other costs and expenses specified in the Approved Budget, and (c) other costs and expenses required to be paid in connection with the construction of the New Improvements in accordance with the Plans, any Governmental Requirements, or the requirements of the Ground Lease or any lessee, if applicable, then, if such deficit is less than ten percent (10%) of the total cost of the Project as shown on the then-current Approved Budget, Lender may require Borrower to fund a Borrower’s Deposit into the special account provided for in Section 4.08 above but if such deficit equals or exceeds ten percent (10%) of the total cost of the Project as shown on the then-current Approved Budget, then the Borrower and Lender shall meet and confer in good faith on how to modify the Approved Budget, which modification may include the reduction of costs or elements of the Project, so that the Project may be completed without a funding deficit.

4.11           Direct Disbursement and Application by Lender.  Upon the occurrence of an Event of Default and during the continuance thereof, Lender shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrower’s obligations under the Construction Contract.  Any Advance by Lender for such purpose shall be part of the Loan and shall be secured by the Mortgage.  Borrower hereby authorizes Lender to hold, use, disburse, and apply the Loan and the Borrower’s Deposit for payment of costs of construction of the New Improvements, expenses incident to the Loan and the Premises, and the payment or performance of any obligation of Borrower under the Construction Contract.  Borrower hereby assigns and pledges the proceeds of the Loan and the Borrower’s Deposit to Lender for such purposes.  Lender may advance and incur such expenses as Lender reasonably deems necessary for the completion of construction of the New Improvements in accordance with the Plans and the Approved Budget and to preserve the Premises and any other security for the Loan, and such expenses, even though in excess of the amount of the Loan, shall be secured by the Mortgage and payable to Lender upon demand. Lender may disburse any portion of any Advance at any time, and from time to time, to persons other than Borrower for the purposes specified in this Section 4.11, and the amount of Advances to which Borrower shall thereafter be entitled shall be correspondingly reduced.

4.12           Costs and Expenses.  Borrower shall pay when due all costs and expenses required by the Credit Agreement, including, without limitation, (a) all taxes and assessments applicable to the Premises, (b) all fees for filing or recording the Credit Agreement, (c) all fees and commissions lawfully due to brokers, salesmen, and agents in connection with the Loan or the Premises, (d) all title insurance and title examination charges, including premiums for the Title Insurance Policy, (e) all survey costs and expenses, (f) all premiums for the Insurance Policies, (g) after the occurrence and during the continuance of an Event of Default, the expenses and charges of any independent engineer or professional appointed by Lender to make inspections of the New Improvements in connection with draw requests, and (h) all Lender Expenses and other reasonable costs and expenses, including attorney’s fees, payable to third parties incurred by Lender and which Lender is herein authorized or permitted to incur in connection with the consummation of the transactions contemplated by this Loan Agreement.

4.13           Additional Documents.  Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents as shall reasonably be necessary to provide the rights and remedies to Lender granted or provided for by the Credit Agreement.

4.14           Inspection of Books and Records.  Borrower shall permit Lender, at all reasonable times, to examine and copy the books and records of Borrower pertaining to the Loan and the Premises, and all contracts, statements, invoices, bills, and claims for labor, materials, and services supplied for the construction of the New Improvements.

4.15           No Liability of Lender.  Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the New Improvements except to advance the Loan and apply the Borrower’s Deposit pursuant to this Loan Agreement.  Lender shall not be obligated to inspect the Premises or the construction of the New Improvements, nor be liable for the performance or default of Borrower, the Project Inspector, Contractor, or any other party, or for any failure to construct, complete, protect, or insure the New Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the New Improvements, or for the performance of any obligation of Borrower whatsoever.  Nothing, including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

4.16           No Conditional Sale Contracts, Etc.  Except with respect to property subject to  Permitted Liens (which are hereby permitted) and gaming equipment owned or leased by the State of Maryland, no materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction or operation of the New Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be utilized in the construction or operation of the New Improvements.

4.17           Defense of Actions.  Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan, the Premises, or the respective rights and obligations of Lender and Borrower pursuant to this Loan Agreement.  Lender may (but shall not be obligated to) pay all necessary and reasonable expenses, including reasonable attorneys’ fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.

4.18           Assignment of Construction Contract.  As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower’s rights and interest, but not its obligations, in, under, and to the Construction Contract, upon the following terms and conditions:

(a)
Borrower represents and warrants that the copy of any Construction Contract it has furnished to Lender is a true and complete copy thereof and that Borrower’s interest therein is not subject to any claim, setoff, or encumbrance;

(b)
Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under the Construction Contract, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Construction Contract so long as Contractor is not in default thereunder; provided, however, that regardless of whether Contractor is in default under the Construction Contract, Borrower is still obligated to complete the New Improvements according to the Plans and this Loan Agreement. Borrower agrees to indemnify and hold Lender harmless against and from any loss, cost, liability, or expense (including, but not limited to, reasonable attorneys’ fees) resulting from any failure of Borrower to so perform;

(c)
If Borrower fails to promptly take any action pertaining to the Premises after reasonably requested by Lender, Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may at any time determine to be necessary or advisable to cure any default under the Construction Contract or to protect the rights of Borrower or Lender thereunder.  Lender shall incur no liability if any action so taken by it or in its behalf shall prove to be inadequate or invalid, if such action does not constitute gross negligence or willful misconduct on Lender’s part, and Borrower agrees to hold Lender free and harmless against and from any loss, cost, liability or expense (including, but not limited to, reasonable attorneys’ fees) incurred in connection with any such action;

(d)
Borrower hereby irrevocably constitutes and appoints Lender as Borrower’s attorney-in-fact, in Borrower’s name or in Lender’s name, to enforce all rights of Borrower under the Construction Contract, upon Borrower’s failure to promptly enforce the same;

(e)
Prior to an Event of Default, Borrower shall have the right to exercise its rights as owner under the Construction Contract, provided that, except in all cases as permitted by Section 4.02 hereof, Borrower shall not cancel or amend the Construction Contract or do or suffer to be done any act which would impair the security constituted by this assignment without the prior written consent of Lender which consent will not be unreasonably withheld, delayed or conditioned; and

(f)
This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Premises, and any corporation formed by or on behalf of Lender which assumes Lender’s rights and obligations under this Loan Agreement.

4.19           Assignment of Plans.  As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Lender all of Borrower’s right, title, and interest in and to the Phase 1 Plans and hereby represents and warrants to and agrees with Lender as follows:

(a)	The schedule of the Phase 1 Plans delivered to Lender is a complete and accurate description of the Phase 1 Plans;

(b)
The Phase 1 Plans are complete and adequate for the construction of the Phase 1 Improvements and there have been no modifications thereof except as described in such schedule.  The Phase 1 Plans shall not be modified without the prior written consent of Lender, which consent by Lender shall not be unreasonably withheld, delayed or conditioned;

(c)	Lender may use the Phase 1 Plans for any purpose relating to the Phase 1 Improvements, including but not limited to inspections of construction and the completion of the Phase 1 Improvements;

(d)
Lender has no liability or obligation whatsoever in connection with the Phase 1 Plans and no responsibility for the adequacy thereof or for the construction of the Phase 1 Improvements contemplated by the Phase 1 Plans.  Lender has no duty to inspect the Phase 1 Improvements, and, if Lender should inspect the Phase 1 Improvements, Lender shall have no liability or obligation to Borrower arising out of such inspection.  No such inspection nor any failure by Lender to make objections after any such inspection shall constitute a representation by Lender that the Phase 1 Improvements are in accordance with the Phase 1 Plans or constitute a waiver of Lender’s right thereafter to insist that the Phase 1 Improvements be constructed in accordance with the Phase 1 Plans; and

(e)
This assignment shall inure to the benefit of Lender, its successors and assigns, including any purchaser upon foreclosure of the Mortgage, any receiver in possession of the Premises, and any corporation formed by or on behalf of Lender which assumes Lender’s rights and obligations under this Loan Agreement.

4.20           Prohibition on Assignment of Equity Interests.  The outstanding equity interests in Borrower may not be assigned or encumbered without the prior written consent of Lender, which consent by Lender shall not be unreasonably withheld, delayed or conditioned.

4.21           Payment of Claims.  Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Premises and the construction of the New Improvements, and Borrower shall keep the Premises free and clear of any liens, charges, or claims other than the lien of the Maryland Mortgage, the Permitted Liens and other liens approved in writing by Lender.  Notwithstanding anything to the contrary contained in this Loan Agreement, Borrower (a) may contest the validity or amount of any claim of any contractor, consultant, or other person providing labor, materials, or services with respect to the Premises, (b) may contest any tax or special assessments levied by any Governmental Authority, and (c) may contest the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be a default hereunder and shall not release Lender from its obligations to make Advances hereunder; provided, however, that during the pendency of any such contest Borrower shall furnish to Lender and Title Company a single indemnity bond with corporate surety satisfactory to Lender and Title Company or other security acceptable to them in an amount equal to the amount being contested plus a reasonable additional sum to cover possible costs, interest, and penalties, and provided further that Borrower shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Premises.

4.22           Restrictions Affecting the Premises.  Borrower shall not impose any restrictive covenants or encumbrances upon the Premises, or execute or file any subdivision plat affecting the Premises absent the review and approval of Lender.

4.23           [RESERVED].

4.24           Insurance.  Borrower will maintain throughout the term of the Loan the Insurance Policies, premiums prepaid, with insurance companies satisfactory to Lender, in such amounts and against such risks as shall be reasonably required by Lender, including, but not limited to, the following:

(a)
Extended coverage insurance against loss or damage by fire, lightning, windstorm, hail, explosion, riot, vandalism, malicious mischief, riot attending a strike, civil commotion, aircraft, vehicles, smoke and other risks from time to time included under “extended coverage” policies, in an amount not less than the unpaid principal amount of the Note or the then-current replacement cost of the Premises, whichever is greater, but in no event less than the amount required to avoid co-insurance, and including, to the extent  possible,  (i)  an  Agreed  Amount  Endorsement,  (ii)  a Replacement Cost Endorsement,  (iii) a Standard Mortgagee Clause (Lender and any party designated by Lender to be named as mortgagee and loss payee), and (iv) an Inflation Guard Endorsement.  Provided there has not then occurred and continuing any Event of Default hereunder or under the Mortgage, Lender shall make the proceeds of such policy or policies available to Borrower for repair and restoration of the Premises in accordance with the terms of the Mortgage;

(b)	Appropriate workmen’s compensation or other insurance against liability arising from claims or workmen in respect of and during the period of any work on or about the Premises; and

(c)
General public liability and property damage insurance applicable to the Premises in amounts approved from time to time by Lender, which insurance shall provide coverage to Lender and any other parties designated by Lender as additional insureds;

All Insurance Policies shall name Lender and parties designated by Lender as loss payee, as their respective interest my appear, and shall contain an agreement whereby the insurer will endeavor to notify Lender in writing at least thirty (30) days prior to cancellation of such policy.  Notwithstanding anything in this Section 4.24 to the contrary, Borrower shall not be required to maintain flood and mudslide insurance provided Borrower provides Lender with evidence satisfactory to Lender that the Premises are not situated within an area identified by the Secretary of Housing and Urban Development or by any other governmental department, agency, bureau, board or instrumentality as an area having special flood or mudslide hazards, and that no flood insurance is required on the building site by any regulations under which Lender is governed.

4.25           Survey.  Borrower will furnish to Lender, if Lender reasonably believes that any New Improvements encroach on the adjoining property, at any stage of construction, upon reasonable request from Lender, a Survey reflecting that the New Improvements and all other New Improvements on the Maryland Property are entirely within the boundary lines of the Maryland Property and do not encroach upon any public road or waterway (except only pursuant to a valid permit of competent Governmental Authority), set-back line, easement (except as approved by the owner of such easement and any Governmental Authority having jurisdiction), right-of-way or adjoining property or breach or violate any covenant, condition, or restriction affecting the Maryland Property or any Governmental Requirements or other legal requirements, and that no adjoining structure encroaches upon the Maryland Property.

4.26           Title Update.  Borrower will furnish to Lender, as and when reasonably requested by Lender, a certificate issued by the Title Company reflecting such changes in title to the Premises as have occurred since the date of issuance of the Title Insurance Policy or binder.

4.27           Subordination of Contractor’s Liens.  Upon request of Lender, at any time and from time to time, Borrower shall use commercially reasonable efforts to cause any or all contractors or subcontractors to execute, acknowledge and deliver to Lender a recordable instrument subordinating any present or future liens (other than any such liens constituting Permitted Liens) against all or any part of the Premises to all liens and security interest securing payment of the Loan.

4.28           [RESERVED].

4.29           [RESERVED].

4.30           Changes to Borrower. Without the prior written consent of Lender which may be given or withheld in the absolute discretion of the Lender, Borrower shall not: (i) amend its organizational or governing documents in a way that would have a material adverse effect on Borrower’s ability to perform its obligations under the Credit Agreement; (ii) permit Guarantor to cease to own, directly or indirectly, at least 50% of the outstanding equity interests of Borrower having voting rights; (iii) change its name or principal place of business; (iv) fail to operate the Business substantially in accordance with its past practices or as proposed to be operated as of the date of this Loan Agreement; (v) sell all or substantially all of its assets; (vi) merge or consolidate with or into any other entity; (vii) dissolve; make any distribution or disposition of assets of the Borrower that will adversely affect the financial condition of Borrower; or (viii) fail to remain in good standing and authorized to do business in all jurisdictions where such standing or authorization is required with respect to Borrower.

4.31           Tax Covenant.  Borrower shall pay all taxes on, or affecting, it, its business or the Premises when due and, if so requested by the Lender, provide Lender with written proof of such payment. Borrower shall pay (or cause to be paid) all insurance premiums when due and, if so requested by the Lender, provide Lender written proof of such payment.  Upon the occurrence and during the continuance of an Event of Default, Borrower shall establish an Escrow Fund (defined below) with Lender, its assigns or designees sufficient to discharge Borrower’s obligations for the payment of all taxes and insurance premiums (the “Escrow Fund”).  Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any taxes and insurance premiums of which it has obtained knowledge and authorizes Lender or its agent to obtain the bills for taxes directly from the appropriate tax authority.   The Escrow Fund shall constitute a trust fund and shall not be commingled with other monies held by Lender.  Unless otherwise required by applicable law, the Escrow Fund shall be held in an interest-bearing account and interest shall be payable to Borrower on an annual basis as of December 31st each year.  Lender shall pay from the Escrow Funds the taxes and insurance premiums on or before the due date thereof.  Borrower hereby grants and pledges to Lender a first and prior security interest in and to the Escrow Fund to the secure the payment and performance of the Loan.

4.32           Borrower’s Business.  At all times, Borrower shall (a) Operate its hotel and convention center business on the Premises in a manner consistent with other quality facilities; (b) operate its casino in a manner consistent with other first class casino facilities located in same region or similar regions; and (c) operate its golf course facility in a manner consistent with previous operations of such facility.

ARTICLE V
RIGHTS AND REMEDIES OF LENDER

5.01           Rights of Lender.  Subject to any approvals, consents, permits and licenses required by the Gaming Commission, upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, in addition to any other right or remedy of Lender set forth in the Note, the Maryland Mortgage or in any other document constituting part of the Credit Agreement, but not the obligation, in its own name or in the name of Borrower, to enter into possession of the Premises; to perform all work necessary to complete the construction of the New Improvements substantially in accordance with the Plans, Governmental Requirements, and the requirements of the Ground Lease and any lessee, if applicable; and to employ watchmen and other safeguards to protect the Premises.  Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, upon the occurrence and during the continuance of an Event of Default, to (a) use such sums as are necessary, including any proceeds of the Loan and the Borrower’s Deposit, make such changes or corrections in the Plans, and employ such engineers and contractors as may be required for the purpose of completing the construction of the New Improvements substantially in accordance with the Plans and Governmental Requirements, (b) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the New Improvements, (c) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or instruments payable to Borrower with respect to the Premises, (d) do every act with respect to the construction of the New Improvements which Borrower may do, (e) take any other action allowed by applicable law, including the Governmental Permits to operate, or cause to be operated, the Premises in a good and business-like manner, and (f) prosecute or defend any action or proceeding incident to the Premises.  The power of attorney granted hereby is a power coupled with an interest and irrevocable.  Lender shall have no obligation to undertake any of the foregoing actions, and, if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender, except if such actions are determined by a court of competent jurisdiction to constitute willful misconduct or gross negligence on the part of Lender.

5.02           Acceleration.  Upon the occurrence and during the continuance of an Event of Default, Lender may, at its option, by notice in writing to Borrower and Guarantor, declare the Loan immediately due and payable.

5.03           Cessation of Advances.  Upon the occurrence and during the continuance of an Event of Default, the obligation of Lender to make any Advance hereunder shall, at Lender’s option, immediately terminate.

5.04           Funds of Lender.  Any funds of Lender used for any purpose referred to in this Article V shall constitute Advances secured by the Credit Agreement and shall bear interest at the rate specified in the Note to be applicable after default thereunder.

5.05           No Waiver or Exhaustion.  No waiver by Lender of any of its rights or remedies hereunder, in any other document constituting part of the Credit Agreement, or otherwise, shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

5.06           Other Remedies.  In addition to the foregoing, the Lender shall possess all other rights and remedies available to it at either law or equity upon the occurrence and during the continuance of an Event of Default including, without limitation, the right to foreclose the Mortgage and exert any and all other rights and remedies available to it thereunder or under any other debt evidencing or debt securing document executed by and between Lender and Borrower.

ARTICLE VI
GENERAL TERMS AND CONDITIONS

6.01           Notices.  All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile or electronic mail transmission with receipt acknowledged by the recipient thereof, (b) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:

EVITTS RESORT, LLC
Attn: Timothy J. Cope, President
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
Facsimile: (952) 449-9353
Email: tcope@lanksentertainment.com

With a copy to:

LAKES ENTERTAINMENT, INC.
Attn: Damon Schramm, Esq., General Counsel
130 Cheshire Lane, Suite 101
Minnetonka, MN 55305
Facsimile: (952) 449-9353
Email: dschramm@lakesentertainment.com

And to:

GRAY PLANT MOOTY
Attn: David M. Morehouse, Esq.
500 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Facsimile: (612) 632-4000
Email: david.morehouse@gpmlaw.com

If to Lender:

CENTENNIAL BANK
Attn: Randy Crowell
P.O. Box 966
Conway Arkansas 72033
Facsimile:(501) 328-4650
Email: rcowell@my100bank.com

With a copy to:

GILL RAGON OWEN, P.A.
Attn: Daniel Goodwin
425 West Capitol Avenue, Suite 3801
Little Rock, Arkansas 72201
Facsimile: (501) 372-3359
Email: goodwin@gill-law.com

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are authorized to conduct business or Lender is open for business in the State of Arkansas.

6.02           Entire Agreement and Modifications.  The Credit Agreement constitutes the entire understanding and agreement between the undersigned with respect to the transactions arising in connection with the Loan and supersedes all prior written or oral understandings and agreements between the undersigned in connection therewith.  No provision of this Loan Agreement or any other document constituting part of the Credit Agreement may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver, or termination is sought to be enforced.

6.03           Election of Remedies.  Lender shall have all of the rights and remedies granted in the Credit Agreement and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower or any property covered under the Credit Agreement, at the sole discretion of Lender.  The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

6.04           Form and Substance.  All documents, certificates, insurance policies, and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender.

6.05           Limitation on Interest.  All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any indebtedness governed hereby or otherwise, shall the interest contracted for, charged or received by Lender exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum lawful amount, the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law; and, if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Loan and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Loan such excess shall be refunded to Borrower.  All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period until payment in full of the principal of the Loan (including the period of any renewal or extension thereof) so that interest thereon for such full period shall not exceed the maximum amount permitted by applicable law.  This paragraph shall control all agreements between the Borrower and Lender.

6.06           No Third Party Beneficiary.  This Loan Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

6.07           Borrower in Control.  In no event shall Lender’s rights and interests under the Credit Agreement be construed to give Lender the right to, or be deemed to indicate that Lender is in control of the business, management or properties of Borrower or has power over the daily management functions and operating decisions made by Borrower.

6.08           Number and Gender.  Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.  The duties, covenants, obligations, and warranties of Borrower in this Loan Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

6.09           Captions.  The captions, headings, and arrangements used in this Loan Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

6.10           Applicable Law.  This Loan Agreement and the other Credit Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas (without regard to choice of law or conflict of laws rules) and the laws of the United States applicable to transactions in the State of Arkansas,  except to the extent that (i) real and personal property laws of the state in which the property is located, including laws relating to perfection and the effect of perfection and non-perfection of liens on real and personal property, or the transfer of, and effect of transfer of, security title to real property located in such state and (ii) gaming laws of the state in which the property is located, including laws relating to financial interests in, and operation of, gaming facilities, shall necessarily apply to the exercise of any remedies relating to the enforcement of the security covered by this mortgage and provided further, the parties expressly choose the laws of the state in which the property is located to govern the effectiveness of the grant and conveyance of the lien against and security title to the property.

6.11           Binding Affect.  This Loan Agreement shall extend to and be binding upon and inure to the benefit of the successors and assigns of the parties; provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.

6.12           Participation.  Except if and to the extent any such sale is prohibited by applicable law, and in any other case provided that any such sale is to another bank or other financial institution, Lender shall have the exclusive option and privilege of selling the Loan in its entirety or participating interests in the Loan on such terms and conditions as Lender may determine and may disclose any and all information relating to the Loan to such participants or any other permitted purchaser of the Loan.

6.13           Severability.  In the event that any one or more of the provisions contained in this Loan Agreement or in any other loan document executed in connection herewith shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Loan Agreement or any other document constituting part of the Credit Agreement executed in connection herewith, and in lieu of such invalid, illegal or unenforceable provision there shall be added automatically as part of this Loan Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and unenforceable thereafter.

6.14           [RESERVED]

6.15           No Joint Venture.  The parties hereto covenant and agree that the relationship between Lender and Borrower shall be strictly construed as a relationship between a debtor and a secured party and never as a joint venture or similar relationship between Lender and Borrower.  Lender shall not be obligated to perform or discharge any obligation or duty of Borrower with respect to (a) the operation of the mortgaged property or (b) the performance of any obligations under any leases affecting the mortgaged property.  Borrower covenants and agrees to hold harmless, defend and indemnify the Lender from and against any liability arising with respect to (a) Borrower’s operation of the mortgaged property or (b) Borrower’s performance of any of its covenants or obligations under any of the leases pertaining to the mortgaged property.

6.16           Construction Sign.  Borrower shall allow Lender, at Lender’s cost, to erect at the Property a sign, subject to Borrower’s reasonable approval, evidencing Lender’s advancement of the subject credit facility.

6.17           JURY WAIVER.  BORROWER AND LENDER EACH HEREBY WAIVES ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY DISPUTE OR LITIGATION ARISING HEREUNDER OR UNDER ANY RELATED DOCUMENTS EXECUTED IN CONNECTION HEREWITH.  BORROWER COVENANTS AND AGREES THAT THE JURISDICTION AND VENUE FOR ALL LITIGATION ARISING IN CONNECTION WITH THE ENFORCEMENT, COLLECTION OR ADMINISTRATION OF THIS LOAN AGREEMENT SHALL REST EXCLUSIVELY IN AN ARKANSAS STATE COURT SITTING IN FAULKNER COUNTY, ARKANSAS OR A UNITED STATES COURT SITTING IN THE EASTER DISTRICT OF ARKANSAS AND/OR SUCH OTHER COURT WHEREIN THE SUBJECT REAL PROPERTY IS LOCATED ALL AS THE LENDER MAY SELECT IN ITS SOLE AND ABSOLUTE DISCRETION AND BORROWER WAIVES ALL RIGHTS TO ASSERT OTHERWISE.

6.18.          [RESERVED].

6.19           USA Patriot Act Compliance.  Borrower warrants and represents that neither Borrower nor any principal, manager or majority member of Borrower appear on the list of Specially Designated Nationals and Blocked Persons that is maintained by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any similar list maintained by any governmental entity or agency (collectively, the “SDN List”).  If Lender knows, has reason to know or suspects or has reason to suspect that Borrower has, is, or will violate the warranty and representation contained in the preceding sentence, Lender shall have the right to terminate this Loan Agreement and to take any and all action or to make any report or notification required by OFAC or any other applicable governmental entity or agency or by the laws relating to the applicable SDN List.

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[Signatures to Secured Construction Loan Agreement]

IN WITNESS WHEREOF, this Secured Construction Loan Agreement is executed on the date set forth in the preface.

LENDER:
Centennial Bank

By:__/s/ Randy Crowell________________
Title: ___SVP________________________

BORROWER:
Evitts Resort, LLC

By: __/s/ Damon Schramm_______________
Title: __Secretary______________________

EXHIBIT A

CONSTRUCTION BUDGET PREPARED BY BORROWER

(Specifying the cost by item of all labor, materials, and services necessary for the construction of the New Improvements in
accordance with the Phase I Plans, the Phase 2 Plans (as currently contemplated), and all
Governmental Requirements.)

TO BE ATTACHED PRIOR TO THE INITIAL ADVANCE

EXHIBIT B

FORM OF DISBURSEMENT AGREEMENT

[Begins Next Page]

DISBURSEMENT AGREEMENT

THIS DISBURSEMENT AGREEMENT is entered into as of the ___ day of __________, 2012, by and between EVITTS RESORT, LLC ("Owner"), LAWAL SCOTT ERICKSON ARCHITECTS, INC. ("Architect"), and CENTENNIAL BANK ("Lender").

WHEREAS, Owner is the owner of a leasehold interest in land located in Allegany County, Maryland upon which Owner intends to renovate an existing hotel and golf course all located in Rocky Gap State Park, Maryland (the “Project”) pursuant to that certain construction contract between the Owner and KRAUS ANDERSON CONSTRUCTION COMPANY (the "General Contractor") dated July 25, 2012 (the “Construction Contract”); and

WHEREAS, Lender holds for the benefit of certain parties hereto funds which are scheduled to be disbursed so as to construct certain improvements to the Project upon satisfaction of the terms and conditions of this Agreement and that certain Secured Construction Loan Agreement; and

WHEREAS, all parties hereto agree to perform those obligations set forth herein; and

NOW, THEREFORE, in consideration of the premises herein set forth and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each of the parties, intending to be legally bound by the provisions hereof, agrees as follows:

1.           On or before the first (1st) day of each month, the Owner shall obtain from the General Contractor and deliver to Architect a list of subcontractors providing work to the Project or suppliers providing materials to the Project pursuant to contracts directly with the General Contractor, and the amounts payable to each such subcontractor or supplier on AIA Document G702 Application and Certificate for Payment ("G702").  Delivery of the G702 shall constitute the General Contractor's attestation and certification that the G702 accurately lists all subcontractors, laborers, and materialmen having contracts with the General Contractor on the Project, and that the Project's construction to date is in full and complete accordance with the Construction Contract .  Each G702 shall be signed by General Contractor and shall be accompanied by the supporting documentation and lien waivers required by Article 4 of the Construction Contract.

2.           Upon receipt of a G702 by Architect meeting the requirements of Section 1 hereof, Architect shall verify, certify and attest whether (a) all work as described on the G702 has been performed, (b) all materials have been delivered to the Project by all suppliers described on the G702 in accordance with the G702, (c) the G702 accurately lists all subcontractors, laborers, and materialmen having contracts with the General Contractor on the Project, and (d) the Project's construction to date is in full and complete accordance with all Project construction plans and specifications and all local, state, federal and other construction codes and requirements (the "Draw Inspection").  Architect shall confirm completion of the Draw Inspection by execution of the Certificate for Payment contained within the G702 and shall forward the G702 and its required accompanying documents to the Lender.

3.           Upon Lender's receipt and approval of all documents referenced above and the review and approval of same by any inspector retained by Lender, Lender shall thereafter advance principal to Borrower's bank account, assuming Borrower otherwise is in full compliance with the provisions of that Secured Construction Loan Agreement of even date herewith.

4.           This Disbursement Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and the laws of the United States.  This Agreement may only be modified by a subsequent written document executed by all parties hereto.

5.           As evidenced by its signature below the architect responsible for designing the improvements to the Project does hereby approve and acquiesce to the assignment of its architectural contract by Owner to Lender, will look to and recognize Lender as the party to whom performance is owed upon Lender's taking-over of the architectural contract, and subordinates all mechanic's, materialmen's, statutory and other liens of every nature which it may have in and to the Project to the priority lien and encumbrance of Lender as evidenced by that certain Leasehold Mortgage, Security Agreement and Assignment of Rents.  The undersigned Architect further certifies that all improvements to the Project have been designed in accordance with the Americans with Disabilities Act.

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[Signature Page to Disbursement Agreement]

IN WITNESS WHEREOF the parties hereto have executed this Disbursement Agreement on the date first above written.

OWNER:
Evitts Resort, LLC
By: ________________________________
Title: _______________________________

ARCHITECT:
Lawal Scott Erickson Architects, Inc.
By: ___________________________________
Title: _______________________________

LENDER:
Centennial Bank
By: _______________________________
Title: _____________________________

ACKNOWLEDGMENT

STATE OF ________________

COUNTY OF _______________

Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of _________, 2012, within my jurisdiction, the within-named ________________, who acknowledged that he/she is the ________________ of EVITTS RESORT, LLC, an ___________ limited liability company, and that, for and on behalf of the said company and as its act and deed, they executed the above and foregoing instrument after first having been duly authorized by said company to do so.

___________________________________ Notary Public

My commission expires:

__________________________

ACKNOWLEDGMENT

STATE OF ________________

COUNTY OF _______________

Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of _________, 2012, within my jurisdiction, the within-named ________________, who acknowledged that he/she is the ________________ of Lawal Scott Erickson Architects, Inc., and that, for and on behalf of the said company and as its act and deed, they executed the above and foregoing instrument after first having been duly authorized by said company to do so.

___________________________________ Notary Public

My commission expires:

__________________________

A-1

Loan Number:  2757521066
ACKNOWLEDGMENT

STATE OF ________________

COUNTY OF _______________

Personally appeared before me, the undersigned authority in and for the said county and state, on this ___ day of _________, 2012, within my jurisdiction, the within-named ________________, who acknowledged that he/she is the ________________ of CENTENNIAL BANK, and that, for and on behalf of the said company and as its act and deed, they executed the above and foregoing instrument after first having been duly authorized by said company to do so.

___________________________________ Notary Public

My commission expires:

__________________________

D-1

EXHIBIT C

LEGAL DESCRIPTION OF PROPERTY

Maryland:

In The Twenty-First Election District, Allegany County, Maryland, In Five Parcels.

Parcel One:

Beginning for the same at a Point, said Point being the southwesterly-most comer of the herein described lease area and running from thence;

(1) North 21 degrees 05 minutes 20.8 seconds West 1 43 1 .36 feet; thence,
(2) North 10 degrees 11 minutes 18.5 seconds East 1364.12 feet; thence,
(3) North 23 degrees 29 minutes 52.3 seconds East 875.04  feet; thence,
(4) North 39 degrees 50 minutes 45.2 seconds East 495.83 feet; thence,
(5) North 63 degrees 03 minutes 55.4 seconds East 568.17 feet; thence,
(6) North 80 degrees 00 minutes 52.1 seconds East 262.99 feet; thence,
(7) South 52 degrees 26 minutes 18.1 seconds East 764.16 feet; thence,
(8) South 00 degrees 00 minutes 00 seconds East 230.00 feet; thence,
(9) South 28 degrees 35 minutes 25.7 seconds East 242.17 feet; thence,
(10) by and with the arc of a curve deflecting to the left, which has a radius of 209.99  feet, for a length of 186.65 feet, the chord of which bears South 54 degrees 03 minutes 18.5 seconds  East 180.57 feet; thence,
(11) South 79 degrees 31  minutes  11.3 seconds East 462.81  feet; thence.
(12) North 10 degrees 55 minutes 41.5 seconds East 518. 78 feet; thence,
(13) North 47 degrees 27 minutes 39.7 second s East 158. 17 feet; thence,
(14) North 73 degrees 42 minutes 11.9 seconds  East 146.50 feet; thence,
(15) North 32 degrees 17 minutes 30.3 seconds East 726.66 feet; thence,
(16) North 11 degrees  23 minutes 37.2 seconds East 532.31  feet; thence,
(17) North 50 degrees 57 minutes 37.1 seconds East 1651.73 feet; thence,
(18)  South  24  degrees   26  minutes  00.0  seconds  East  569.50   feet  to  the  northwesterly  side  of  the proposed  Pleasant Valley  Road right-of-way;  thence, by and  with  the  northwesterly  side of the said  proposed Pleasant  Valley Road right-of-way  the following twenty-six courses  and distances
(19) by and with the arc of a curve deflecting  to the left, which  has a radius of 1930.93  feet, for a length of 175.31 feet, the chord of which bears South 23 degrees  23 minutes 25. 1 seconds West 175.25 feet; thence,
(20) South 20 degrees 47 minutes 21.7 seconds  West 122.00 feet; thence,
(21) by and with the arc of a curve deflecting  to the right, which  has a radius of 466.51  feet, for a length 113.33 feet, the chord of which bears South 27 degrees  44 minutes 55.5 seconds  West 113.05 feet; thence,
(22) North 74 degrees  25 minutes 25.6 seconds  West 27.97 feet ; thence,
(23) by and with the arc of a curve deflecting  to the right, which  has a radius of 440.18  feet, for a length of 10.71 feet, the chord of which bears South 36 degrees 35 minutes 55.3 seconds West 10.71  feet; thence,

C-1

Loan Number:  2757521066

(24) South 26 degrees 53 minutes 47.2 seconds  West 65.89 feet; thence,
(25) South 43 degrees  15 minutes 45.6 seconds  West 472.87 feet ; thence,
(26) by and with the arc of a curve deflecting to the left, which  has a radius of 5965.00  feet, for a length of 137.62 feet, the chord of which bears South 42 degrees  36 minutes 20.1  seconds  West 137.62 feet; thence,
(27) South 41 degrees  56 minutes 54.6 seconds  West 657.22  feet; thence,
(28) South 41 degrees 07 minutes 14.5 seconds West 109.31 feet: thence,
(29) North 80 degrees 36 minutes 46.8 seconds  West 36.67 feet; thence,
(30) South 38 degrees 33 minutes 30.3 seconds  West 32.87 feet; thence,
(31) South 23 degrees  32 minutes 39.5 seconds  West 79.75 feet; thence,
(32) South 21 degrees  38 minutes 54.5 seconds  West 136.19 feet; thence,
(33) South 20 degrees  11 minutes 01.3 seconds  West 149.36 feet; thence,
(34) South 20 degrees 28 minutes 57.5 seconds  West 298.08  feet; thence,
(35) South 24 degrees 06 minutes 48.4 seconds  West 338.83  feet; thence,
(36) South  16 degrees 57 minutes 51.3 seconds  West 162.76 feet; thence,
(37) South 26 degrees 58 minutes 07.7 seconds  West 178.90 feet; thence,
(38) South 41 degrees  36 minutes 43.2 seconds  West 76.65 feet; thence,
(39) South 53 degrees 27 minutes 32.4 seconds  East 9.48 feet ; thence,
(40) South 50 degrees 40 minutes  26.3 seconds  West 110.67  feet ; thence,
(41) South 66 degrees 56 minutes 44.2 seconds  West 307.87 feet; thence,
(42) South 81 degrees 54 minutes 59.3 seconds  West 43.56 feet; thence,
(43) North 21 degrees 50 minutes 03.5 seconds  West 65.42 feet ; thence,
(44) South  71 degrees  00 minutes  35.0 seconds  West 20.02  feet to Maryland  Highway  No. U.S. 40/48; thence, by and with the northwesterly side of the said Maryland Highway No. U.S. 40/48 the following nineteen courses and distances
(45) continuing South 83 degrees 40 minutes 29.1  seconds  West 24.92 feet; thence,
(46) North 09 degrees 01 minutes  17.0 seconds  West 222.04  feet ; thence,
(47)  South 67 degrees 52 minutes 18.1  seconds  West 145.00 feet ; thence,
(48) South 12 degrees 30 minutes 24.5 seconds East 185.5 7 feet; thence,
(49) South 07 degrees 17 minutes 28.2 seconds East 45.00 feet to Parcel Three described below; thence, by and with Parcel Three described below
(50) South 10 degrees  11 minutes 55.4 seconds  West 268.53  feet; thence,
(51) South 52 degrees 24 minutes 04.8 seconds West 109.35 feet; thence,
(52) South 56 degrees 29 minutes 35.4 seconds  West 238.43  feet; thence,
(53) South 50 degrees  21 minutes 09.7 seconds  West 457.59  feet; thence,
(54) South 88 degrees 23 minutes 00.8 seconds  West 223.81  feet ; thence,
(55) South 39 degrees  31 minutes 39.5 seconds  West 417.53 feet ; thence,
(56) South 03 degrees 14 minutes 22.9 seconds West 98.97 feet; thence.
(57)  by and with the arc of a curve deflecting  to the left which  has a radius of 2438.10  feet, for a length of 30.52 feet, the chord of which bears South 44 degrees 52 minutes  15.6 seconds  West 30.52 feet; thence,
(58) South 44 degrees 31 minutes 10.4 seconds  West 1169.39 feet; thence,
(59) South 44 degrees 31 minutes 12.4 seconds West 141 .63 feet; thence,
(60) South 44 degrees 31 minutes 11.9 seconds  West 48.34 feet ; thence,
(61)  by and with the arc of a curve deflecting  to the left, which  has a radius of 450.00  feet, for a length of 270.42  feet the chord of which bears South 61 degrees  19 minutes 19.1 seconds  West 266.37  by feet; thence,

D-1

Loan Number:  2757521066

(62) South 44 degrees  30 minutes 54.8 seconds West 80.00  feet; thence,
(63) continuing South 44 degrees 30 minutes 54.8 seconds West 54.90 feet to the Place of Beginning. Containing 230.320 Acres of Land, more or less.

Parcel Two:

Beginning  for the same  at a Point,  said  Point  being the northerly-most  comer  of the herein  described land ; said Point also being on the southeasterly  side of the proposed  right-of-way  line of a public  road, known as Pleasant Valley Road; said Point also bears South 18 degrees 19 minutes 01.5 seconds  East 143.17 feet from the end of the twenty-seventh course of the above described  Parcel No. One; and from said Place of Beginning running:

(1) South 51 degrees 00 minutes 39.9 seconds  East 466.88 feet; thence,
(2) South 00 degrees 14 minutes 30.0 seconds West 812.78 feet; thence,
(3) North 85 degrees 18 minutes 17.6 seconds East 924.90 feet; thence,
(4) South 51 degrees  15 minutes 00.0 seconds East 262.88 feet; thence,
(5) South  52 degrees  45  minutes  41.2  seconds  West 80.25  feet to the northwesterly  side of Maryland Highway  No. U.S. 40/48; thence, by and with the said northwesterly side of the said Maryland Highway No. U.S. 40/48 the following six courses and distances:
(6) continuing South 52 degrees 45 minutes 41.2 seconds  West 313.84 feet; thence,
(7) South 71 degrees 50 minutes 46.0 seconds West 260.31  feet; thence,
(8) South 71 degrees 54 minutes 54.7 seconds  West 587.76 feet; thence,
(9) by and with the arc of a curve deflecting  to the left, which has a radius of 700.00 feet for a length of 273.41  feet, the chord of which bears South 79 degrees 51 minutes 26.1 seconds  West 271.68 feet; thence,
(10) South 67 degrees 58 minutes 54.1 seconds West 106.78 feet; thence,
(11) South 73 degrees 32 minutes 35.2 seconds  West 196.96 feet to the land , now or formerly  of Arthur C.  Howard  and  Doris  J. Howard  (Liber  216,  Folio  47);  thence,  by and  with  the said  Arthur  C. Howard  and Doris J. Howard land
(12) North 06 degrees 02 minutes 58.5 seconds  West 293.30 feet; thence,
(13) North 42 degrees 25 minutes 33.6 seconds West 188.60 feet ; thence,
(14) North 50 degrees 31 minutes 08.7 seconds  East 48.18 feet; thence,
(15) North 39 degrees 28 minutes 51.3 seconds  West 9.00 feet; thence,
(16) North 50 degrees 31 minutes 08.7 seconds  East 82.83 feet; thence,
(17) South 40 degrees  07 minutes 40.3 seconds  East 201.98  feet; thence,
(18) North 49 degrees 53 minutes  57.2 seconds  East 230.60  feet; thence,
(19) North 40 degrees 53 minutes 27.6 seconds  West 144.79 feet; thence,
(20) North 56 degrees  17 minutes 41.9 seconds  West 43.29 feet; thence,
(21) North 72 degrees 48 minutes 17.5 seconds  West 42.63 feet; thence,
(22) South 50 degrees 31 minutes 08.7 seconds West 276. 20 feet; thence,
(23) North 39 degrees 28 minutes 51 .3 seconds  West 9.00 feet ; thence,
(24) South 50 degrees 31 minutes 08.7 seconds West 101.54 feet; thence,
(25) by and with the arc of a curve deflecting  to the right, which has a radius of 305.00  feet, for a length of283.09 feet, the chord of which bears South 77 degrees 06 minutes 33.9 seconds  West 273.04 feet; thence,

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Loan Number:  2757521066

(26)  by and with the arc of a curve deflecting  to the right which has a radius of 41.00  feet, for a length of33.43 feet, the chord of which bears North 52 degrees 56 seconds  42.7 seconds  West 32.51  feet; thence,
(27)  North 09 degrees  16 minutes  21.2 seconds  West 93.72  feet to the proposed  Pleasant  Valley  Road right-of-way; thence,  by and with the southeasterly side of the said proposed  Pleasant  Valley Road right-of-way the following  ten courses  and distances:
(28)  by and with the arc of a curve deflecting to the left, which  has a radius of 600.21  feet, for a length of 232.08 feet the chord of which bears North 33 degrees 51 minutes  27.0 seconds  East 230.64 feet; thence,
(29) North 22 degrees 00 minutes 24.0 seconds  East 56.28 feet ; thence,
(30) South 60 degrees  35 minutes 09.4 seconds  East 6.45 feet ; thence.
(31) North 28 degrees 03 minutes 42.4 seconds  East 41.06 feet; thence.
(32) North 22 degrees  10 minutes 35.6 seconds  East 151.34 feet; thence,
(33) North 06 degrees  15 minutes 58.8 seconds  East 41.20  feet; thence,
(34) North 22 degrees 00 minutes 24.0 seconds  East 691.65  feet ; thence,
(35) South 68 degrees 43 minutes 22.3 seconds  East 50.00 feet ; thence.
(36) North 27 degrees  07 minutes 58.7 seconds  East 184.42 feet ; thence.
(37) North 39 degrees 01 minutes 49 seconds  East 150.56 feet to the Place of Beginning. Containing 37.887 Acres of Land more or less.

Parcel Three

Beginning   for  the  same  at  a  Hub  and  Tack  found,  said  Hub  and  Tack  being  a  the  northwesterly intersection  of the Right-of-Way  for Through  Highway  1-68 (National  Freeway)  leading  from  Cumberland  to Flintstone  and  the Rocky  Gap  State  Park  Entrance  Road,  said  Right-of-Way   being  recorded  among  the Land Records of Allegany  County  under Liber 0607,  Page 974; said Hub and Tack also being at the end of the forty eighth  course  of Parcel  One described  above;  thence,  by and with the said  Parcel  One and from said  Place of Beginning  running by and with the aforementioned Right-of- Way:

(1) North  10 degrees  11 minutes  55.4  seconds  East 268.53  feet;  thence,  by and  with the new division line the following  three courses and distances:
(2) North 82 degrees 42 minutes 31.8 seconds East 43.00 feet; thence,
(3) South 07 degrees 29 minutes 0.2 seconds East 183.45 feet; thence,
(4) South 52 degrees 24 minutes 04.8 seconds  West 144.00 feet to the Place of Beginning. Containing 16,932 Square Feet of Land, more or less.

Parcel Four

BEGINNING for the same at a point, said point also being at the end of the South 79 degrees 31 minutes 11 seconds  East, 462.81  foot  line of 230.320  Acre, Parcel  One as delineated  on a plan entitled  "Plat Showing Lease Area, on the lands of, ROCKY  GAP STATE  PARK"  prepared  by Rauch,  Walls & Lane, Inc. dated April 26, 1996, said plat also being Exhibit "B" as contained  in a Ground  Lease recorded among  the Land Records of Allegany  County,  Maryland  in Liber 637. Folio 308, said Point of Beginning  also being on the easterly  side of the public road known as Lake Shore  Drive at the intersection  of the northerly side of the public road known as Old Hancock  Road, said Point of Beginning  also  being southeast  corner  of the herein described  Lease  Area 4, thence  by and with said  northerly  side of the public  road known  as Old Hancock  Road and running  reversely with  the  aforesaid  462.81   foot  line  of  the  230.320  Acre.  Parcel  One,  and  running  in  the  meridian  of  the Maryland  State  Coordinate  System NAD  27 as established   on  said  plat, and  running  in , through, over and across, as to include a portion of the lands of The State of Maryland,  ROCKY  GAP STATE  PARK (Liber 402, Folio 391) the following  nine courses and distances:

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Loan Number:  2757521066

(1)  North 79 degrees 31 minutes 11 seconds West, 462.81 feet to a point; thence
(2)  by and  with the arc of a curve  deflecting  to the  right, which  has a radius  of 209.99  feet,  for a length of 186.65 feet, the tangent of which is 100. 00 feet, the chord of which bears North 54 degrees 03 minutes 19 seconds  West, 180.57  feet to a point; thence
(3)  North 28 degrees 35 minutes 26 seconds West 141.75 feet to a point; thence
4)  North 61 degrees 24 minutes 34 seconds East, 206.17 feet to a point; thence
(5)  South 89 degrees 46 minutes 34 seconds East. 202.34 feet to a point; thence
(6)  South 75 degrees 00 minutes 00 seconds East. 113.65 feet to a point; thence
(7)  by and  with  the arc of a curve  deflecting to the right,  which  has a radius  of 210.19  feet, for a length of 310.79 feet, the tangent of which is 191.65 feet, the chord of which bears South 32 degrees  38 minutes 29 seconds  East, 283.24 feet to a point; thence
(8)  South 79 degrees 04 minutes 18 seconds East, 50.17 feet to a point; thence
(9)  South 10 degrees 55 minutes 42 seconds West, 137.58 feet to the Place of Beginning.

Containing 4.485  Acres  of  Land,  more  or  less,  and  intended  to be all of the same  land designated as "Parcel  4" on  a plat  entitled  "Amended  Lease  Area  Plat, on  the  lands  of,  ROCKY  GAP  STATE  PARK"  as prepared  by Lane Engineering, LLC on June 7, 2012.

Parcel  Five

BEGINNING   for  the same  at a  point, said  point  being  REMOVED South  65 degrees  35  minutes  22 seconds  West, 248.55 feet from the end of the North 42 degrees  25 minutes  33.6 seconds  West, 188.60 foot line of37.887 Acre, Parcel Two as delineated  on a plan entitled  "Plat Showing  Lease Area, on the lands of, ROCKY GAP STATE  PARK"  dated  April 26, 1996, prepared  by Rauch, Walls & Lane, Inc., dated  April 26, 1996, said plat also being  Exhibit "B" as contained in a Ground Lease recorded among the Land Records of Allegany County, Maryland in Liber 637, Folio 308, said Point of Beginning also being on the southerly side of the Tenant  Access  Easement  as shown  on  said  plat, said  Point  of  Beginning  also  being  northwest  corner  of  the herein described  Lease Area, thence  running in the meridian of the Maryland  State Coordinate System  (NAD 27 as established on said Exhibit "B") and running  in, through,  over and across,  as to include a portion of the lands of The  State  of  Maryland , ROCKY  GAP  STATE  PARK  (Liber  402,  Folio  391)  the  following  courses  and distances:

(1)  South  06  degrees  18  minutes  49  seconds  East,  176.05   feet  to  a  point  and  the  lands  of  the Maryland   State  Highway   Administration  as  shown  on  State  Highway   Administration  Plat  Number   50403: thence by and with said Maryland State Highway Administration lands the following three courses and distances

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Loan Number:  2757521066

(2)  South 74 degrees 12 minutes 23 seconds West, 115.17 feet to a point; thence
(3)  North 76 degrees 03 minutes 42 seconds West, 106.76 feet to a point; thence
(4)  South  85 degrees  23  minutes  38 seconds  West,  44.84  feet  to a point;  thence  running  in, through, over  and  across  as  to  include  a  portion  of  the  land s  of  The  State  of  Maryland  (Liber  402,  Folio  391)  the following  three courses  and distances
(5)  North 39 degrees 30 minutes 32 seconds East, 199.14 feet to a point; thence
(6)  North 11 degrees 22 minutes 34 seconds East, 35.96 feet to a point; thence
(7)  by and  with  the arc  of a curve  deflecting   to the  left, which  has a  radius of 345.00  feet,  for a length of 106.52  feet the chord of which  bears South  87 degrees  28 minutes  08 seconds  East  106.09 feet to the Place of Beginning.

Containing 33,894 Square Feet or 0.778 Acres of Land, more or less and intended  to be all of the same land  designated   as  "Parcel  5"  on  a  plat entitled  "Amended   Lease  Area  Plat,  on  the  lands  of,  ROCKY  GAP STATE  PARK" as prepared  by Lane Engineering, LLC on June 7, 2012.

Minnesota:

Lot 1, Block 1, Carlson Center East, Hennepin County, Minnesota.

Together with benefits and easements created in Declaration of Easements and Covenants, dated December 18, 1996, recorded December 20, 1996 as Document No. 2771390; and as amended by that certain First Amendment to Declaration of Easements and Covenants, dated March 25, 1998 recorded April 14, 1998 as Document No. 3009312.

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Loan Number:  2757521066

EXHIBIT D

FORM OF APPLICATION FOR ADVANCE

The Lender will not require the Application for Advance to be on, or in, a specific form.  Rather, the Lender will require that the Application for Advance package include each of the items described in the Disbursement Agreement and in this Loan Agreement, specifically including the following:

1.
A list of subcontractors providing work to the Project or suppliers providing materials to the Project, and the amounts payable to each such subcontractor or supplier on AIA Document G702 Application and Certificate for Payment ("G702").

2.	A release of any and all statutory, common law or other liens of General Contractor and each Project subcontractor regarding all work performed and materials delivered, as described on the G702;

3.	All invoice and supporting documentation regarding all work and materials described on the G702; and

4.	Proof of payment for all invoices submitted for the period covered by the previous Application for Advance.

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